Exhibit 4.1





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                          RIVIERA HOLDINGS CORPORATION



                                       and



                     AMERICAN STOCK TRANSFER & TRUST COMPANY




                        CONTINGENT VALUE RIGHT AGREEMENT



                             Dated as of May 1, 1998





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                                TABLE OF CONTENTS
                                      Page
SECTION 1.  Certain Definitions................................................1
SECTION 2.  Appointment of Agent...............................................6
SECTION 3.  Issue of Contingent Value Right Certificates.......................6
SECTION 4.  Form of Contingent Value Right Certificates........................6
SECTION 5.  Countersignature and Registration..................................7
SECTION 6.  Transfer, Split Up, Combination and Exchange of Right
            Certificates; Mutilated, Destroyed, Lost or Stolen
            Right Certificates.................................................9
SECTION 7. Determination and Distribution of Collected Amounts; Successive Distributions; Invalidity of Contingent Value Rights Upon
            Certain Transfers.................................................10
SECTION 8.  Cancellation and Destruction of Contingent Value Right
            Certificates......................................................11
SECTION 9.  Taxes.............................................................11
SECTION 10. Distribution Record Date..........................................12
SECTION 11. Contingent Value Right Holder Has No Right to Participate in
            Collection Efforts or Compel Settlement...........................12
SECTION 12. Abandonment of Collection Efforts.................................13
SECTION 13. No Liability of Company or Board of Directors.....................13
SECTION 14. No Right of Action................................................13
SECTION 15. INTENTIONALLY OMITTED.............................................14
SECTION 16. Agreement of Contingent Value Right Holders.......................14
SECTION 17. Contingent Value Right Certificate Holder Not Deemed a
            Stockholder.......................................................15
SECTION 18. Concerning the Agent..............................................16
SECTION 19. Merger or Consolidation or Change of Name of Agent................16
SECTION 20. Duties of Agent...................................................17
SECTION 21. Change of Agent...................................................20
SECTION 22. Issuance of New Right Certificates................................21
SECTION 23. INTENTIONALLY OMITTED.............................................21
SECTION 24. Termination.......................................................21
SECTION 25. Notices...........................................................21
SECTION 26. Supplements and Amendments........................................22
SECTION 27. Successors........................................................22
SECTION 28. Determinations and Actions by the Board of Directors..............22
SECTION 29. Benefits of this Agreement........................................23
SECTION 30. Severability......................................................23
SECTION 31. Governing Law.....................................................24
SECTION 32. Counterparts......................................................24
SECTION 33. Descriptive Headings..............................................25

EXHIBIT A - Form of Contingent Value Right Certificate


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                        CONTINGENT VALUE RIGHTS AGREEMENT

     Contingent Value Rights Agreement, dated as of May 1, 1998 (as the same may be modified, amended, supplemented and/or restated from time to time, this "Agreement"), between Riviera Holdings Corporation, a Nevada corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as Agent (the "Agent").

     The Board of Directors of the Company has authorized the issuance of one Contingent Value Right (a "Contingent Value Right") for each share of Common Stock of the Company issued and outstanding as of the Close of Business (as such terms are hereinafter defined) on May 1, 1998 (the "Record Date"), other than shares of Common Stock which are beneficially owned by the Excluded Stockholders (as hereinafter defined). Each Contingent Value Right evidences the right of the holder thereof on the Distribution Record Date to receive any Distribution Amount (as hereinafter defined).

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

     SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), as such rule is in effect on the Record Date.



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     (b) A Person shall be deemed the "Beneficial  Owner" of and shall be deemed to "beneficially own," and shall be deemed to have "beneficial ownership" of, any securities:

          (i)  that  such  Person,  or  any  of  such  Person's   Affiliates  or
     Associates, directly or indirectly has

               (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise;

               (B) the right to vote or otherwise has "beneficial ownership" (as determined pursuant to Rule 13d-3 of the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, pursuant to this subparagraph (B), any security as a result of any agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report); or


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          (ii) that are beneficially owned,  including pursuant to subparagraphs
     (i)(A) and (B) of this subsection (c), directly or indirectly, by any other Person (or Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the provision in subparagraph (i)(B) of this subsection (c)) or disposing of any securities of the Company.

     (c) "Board of Directors" means the Board of Directors of the Company.

     (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (e) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

     (f) "Collected Amounts" shall mean, subject to Section 7(a), the amounts held by, paid to or collected by the Company with respect to funds which were or which were required to be, or as a substitute or replacement for funds or other collateral which were or which were required to be, deposited into escrow pursuant to the terms of the Escrow Agreement.


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     (g)  "Collection  Matter"  shall  mean  any  claim,   action,   litigation,
arbitration or proceeding, whether or not instituted by the Company or otherwise on behalf of the Stockholders, relating to any Collected Amounts.

     (h) "Common Stock" when used with reference to the Company shall mean the shares of Common Stock, par value $0.001 per share, of the Company.

     (i) "Distribution Amount" shall mean, with respect to each Contingent Value Right, the pro rata share of any Collected Amounts to be distributed on the relevant Distribution Date. The Distribution Amount shall be determined by aggregating the Collected Amounts to be distributed on the relevant Distribution Date and dividing such sum by the number of valid and enforceable Contingent Value Rights outstanding on the Close of Business on the Distribution Record Date.

     (j) "Distribution Date" shall mean a date determined by the Board of Directors of the Company for distribution of a Distribution Amount.

     (k) "Distribution Record Date" shall mean a record date set by the Board of Directors of the Company for the purpose of determining the holders of Contingent Value Rights entitled to receive a Distribution Amount.

     (l) "Escrow Agreement" means the Escrow Agreement, dated as of September 15, 1997, including any amendments or modifications thereto, among the Company, Gaming and State Street Bank and Trust of California, N.A., as escrow agent.


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     (m) "Excluded Holders" shall mean the Majority Stockholders and all Paulson
Entities, collectively.

     (n) "Final Expiration Date" shall mean the date publicly announced by the Company beyond which date the Company shall take no further action with respect to all Collection Matters.

     (o) "Gaming" means R&E Gaming Corp., a Delaware corporation.

     (p) "Majority Stockholders" means Morgens, Waterfall, Vintiadis & Company, Inc. and the investment accounts managed by such persons, Keyport Life Insurance Company and SunAmerica Life Insurance Company and their respective Associates and Affiliates.

     (q) "Paulson  Entities"  shall mean all or any of (i) Mr. Allen E. Paulson,
(ii) Gaming, (iii) RAS, (iv) any Person of which more than five percent of any class of securities are beneficially owned by Mr. Allen E. Paulson, and (v) any Affiliates, Associates, agents or transferees of any of the foregoing.

     (r) "Person" shall mean any individual, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (s) "RAS" means Riviera Acquisition Sub, a Nevada corporation.

     (t) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.


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     SECTION 2.  Appointment of Agent.  The Company hereby appoints the Agent to act as agent for the holders of the Contingent Value Rights in accordance with the terms and conditions hereof, and the Agent hereby accepts such appointment.

     SECTION 3. Issue of Contingent Value Right Certificates. (a) As promptly as practicable after the Record Date, the Agent will send, by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Record Date, other than the Excluded Stockholders, at the address of such holder shown on the records of the Company, a Contingent Value Right Certificate, in substantially the form of Exhibit A, evidencing one Contingent Value Right for each share of Common Stock so held.

     (b) The Contingent Value Rights shall not be in any way associated with the Common Stock. The surrender for transfer of any certificate for shares of Common Stock outstanding following the Record Date shall under no circumstances constitute the transfer of the Contingent Value Rights theretofore associated with such shares of Common Stock.

     (c) The Contingent Value Rights shall not be effected by or adjusted upon a change in the number of shares of Common Stock outstanding.

     SECTION 4. Form of Contingent Value Right Certificates. (a) The Contingent Value Right Certificates shall be substantially in the form of Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule

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or regulation made pursuant  thereto or with any rule or regulation of any stock exchange on which the Contingent Value Rights may from time to time be listed or any national securities association on whose interdealer quotation system the Contingent Value Rights may from time to time be authorized for quotation, or to conform to usage. The Contingent Value Right Certificates shall be in a form reasonably satisfactory to the Agent. Subject to the provisions of Section 22, the Contingent Value Right Certificates, which are issued in respect of shares of Common Stock that were issued and outstanding as of the Close of Business on the Record Date, shall be dated as of the Record Date.

     (b) All Contingent Value Right Certificates issued pursuant to this Agreement shall contain the following legend:

          The Contingent Value Rights represented by this Contingent Value Right Certificate are subject to the terms and conditions of the Contingent Value Rights Agreement (the "Agreement"), dated as of May 1, 1998 among Riviera Holdings Corporation and American Stock Transfer & Trust Company, as Agent.

The absence of the foregoing legend on any Contingent Value Right Certificate shall in no way effect any of the other provisions of this Agreement.

     Section 5. Countersignature and Resignation. (a) The Contingent Value Right Certificates shall be executed on behalf of the Company by its chairman, its president or a vice president, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof that shall be attested by the secretary, or an assistant secretary or treasurer of the Company, either

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manually or by facsimile  signature.  The  Contingent  Value Right  Certificates shall be countersigned by the Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Contingent Value Right Certificates shall cease to be such officer of the Company before countersignature by the Agent and issuance and
delivery  by  the  Company,   such  Contingent  Value  Right   Certificates  may
nevertheless be countersigned by the Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Contingent Value Right Certificates had not ceased to be such officer of the Company; and any Contingent Value Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Contingent Value Right Certificate, shall be a proper officer of the Company to sign such Contingent Value Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

     (b) Following the Record Date, the Agent will keep or cause to be kept, at the office of the Agent designated for such purposes, books for registration and transfer of the Contingent Value Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Contingent Value Right Certificates, the number of Contingent Value Rights as evidenced on the face of each of the Contingent Value Right Certificates and the date and certificate number of each of the Contingent Value Right Certificates.

         SECTION 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or S (a) At any time after the Close of Business on the Record Date, and at or prior to the Close of Business on the Final Expiration Date, any Contingent Value Right Certificate(s) may be transferred, split up, combined or exchanged for one or more


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Contingent  Value Right  Certificate(s)  entitling the holder  thereof to a like number of Contingent Value Rights that the Contingent Value Right Certificate(s) so surrendered had entitled such holder thereof. Any registered holder desiring
to  transfer,   split  up,  combine  or  exchange  any  Contingent  Value  Right
Certificate shall make such request in writing delivered to the Agent, and shall surrender the Contingent Value Right Certificate(s) to be transferred, split up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the office of the Agent designated for such purpose. Neither the Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Contingent Value Right Certificate(s) until the registered holder shall have completed and signed the form of assignment on the reverse side of such Contingent Value Right Certificate(s). Thereupon the Agent shall countersign and deliver to the person entitled thereto a Contingent Value Right Certificate or Contingent Value Right Certificate(s), as the case may be, as so requested. The Company may require payment by the holder of a Contingent Value Right Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of such Contingent Value Right Certificate.

     (b) Upon receipt by the Company and the Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Contingent Value Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Agent of all reasonable expenses incidental thereto, and upon surrender to the Agent and cancellation of the Contingent Value Right Certificate if mutilated, the Company will make and deliver a new Contingent Value Right Certificate


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of like tenor to the Agent for  countersignature  and delivery to the registered owner in lieu of the Contingent Value Right Certificate so lost, stolen, destroyed or mutilated.

     SECTION 7. Determination and Distribution of Collected Amounts; Successive Distributions; Invalidity of Contingen. (a) The determination of whether any funds paid to or collected by the Company constitute Collected Amounts shall be made by the Board of Directors in its sole discretion. The Collected Amounts, if any, may be distributed from time to time, in whole or in part, as the Board of Directors shall determine. The Board of Directors shall have sole discretion regarding the timing of any distribution of any and all Collected Amounts. The Board of Directors may elect to delay the distribution of any or all Collected Amounts until the Final Expiration Date. The Board of Directors may elect, in its discretion, to declare successive Distribution Record Dates for the purpose of distributing the Distribution Amounts as the Collected Amounts, if any, are paid to the Company.

     (b) Neither the Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise unless such registered holder shall have completed and signed the form of assignment set forth on the reverse side of the Contingent Value Right Certificate surrendered for such assignment.

     SECTION 8. Cancellation and Destruction of Contingent Value Right Certificates. Each Contingent Value Right Certificate surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Agent for cancellation or in canceled form, or, if surrendered to the Agent, shall be canceled by it,


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and no  Contingent  Value  Right  Certificates  shall be issued in lieu  thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Agent for cancellation and retirement, and the Agent shall so cancel and retire, any other Contingent Value Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Agent shall deliver all canceled Contingent Value Right Certificates to the Company.

     SECTION 9. Taxes. The Company hereby agrees to report to holders of Contingent Value Right Certificates and to the Internal Revenue Service with respect to the distribution of any Collected Amounts. The Company intends for federal income tax purposes to treat any such distributions as ordinary income to holders as of the date such amounts are determined to be Collected Amounts. Collected Amounts will not be reported as dividends or interest; however, the Company may be required to obtain taxpayer identification numbers from holders to avoid "backup withholding" under the Internal Revenue Code. To the extent advised by its tax advisors, the Company may withhold federal, state or local taxes from such distributions as required by law.

     SECTION 10. Distribution Record Date. (a) Each Distribution Record Date shall be publicly announced by the Board of Directors at least ten days prior to such Distribution Record Date. Each person in whose name any Contingent Value Right Certificate is issued on the books and records of the Agent at the Close of Business on the Distribution Record Date shall be entitled to receive the Distribution Amount. Following the Distribution Record Date, a holder of Contingent Value Right Certificate shall have only the right to receive the next succeeding Distribution Amount, if any, only if such holder is the holder of record on the next succeeding Distribution Record Date, if any.


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     (b) The Agent shall  advise the  Company of the number of valid  Contingent
Value Rights outstanding as of the Distribution Record Date. Following the determination of the Distribution Amount, which shall be made by the Company, the Company shall deposit the aggregate of the Distribution Amounts with the Agent in cash as needed. The Agent shall thereafter promptly forward such Distribution Amount to each record holder entitled to receive such pursuant to this Agreement.

     SECTION 11. Contingent Value Right Holder Has No Right to Participate in Collection Efforts or Compel Settlement. No holder, as such, of a Contingent Value Right Certificate shall be entitled to participate in any Collection Matter and any action, litigation, arbitration, claim or proceeding relating to the Escrow Agreement. Nothing in this Agreement or the Contingent Value Right Certificate shall be deemed in any manner to limit the authority and discretion of the Board of Directors, and the Board of Directors shall have sole and absolute authority and discretion with respect to all such actions, litigations, arbitrations, claims and proceedings relating to any Collection Matter, including but not limited to (i) determinations regarding whether to appeal any decision rendered or reached in connection with any Collection Matter, and (2) determinations regarding whether to settle any action, arbitration, litigation, claim or proceeding relating to any Collection Matter.

     SECTION 12. Abandonment of Collection Efforts. If at any time following the date of this Agreement, the Board of Directors shall determine, after consulting with outside counsel, that the probability of any future recovery of material funds under any Collection Matter is, at the time of such determination, remote (as such term is used in the Statement of Financial Accounting Standards No.


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5),  then the Board of  Directors  may  direct  the  Company  and its  officers, employees and agents to abandon any further efforts with respect to such Collection Matter.

     SECTION 13. No Liability of Company or Board of Directors. Neither the Company nor any member of the Board of Directors shall have any liability to any holder of a Contingent Value Right with respect to or arising from (i) any determination made pursuant to Section 12, (ii) any determination to settle or not settle any action, litigation, arbitration, claim or proceeding relating to any Collection Matter, or (iii) any determination regarding the conduct of any proceeding relating to any Collection Matter, including decisions relating to the appeal of any Collection Matter.

     SECTION 14. No Right of Action. No holder of a Contingent Value Right shall have the right to institute any proceeding, judicial or otherwise, to compel the distribution by the Company of any Collected Amounts or to challenge any action or omission taken by the Company or the Board of Directors which is within the discretion of the Board of Directors or the Company pursuant to the terms of this Agreement.

     SECTION 15. INTENTIONALLY OMITTED.

     SECTION 16. Agreement of Contingent Value Right Holders. Every holder of a Contingent Value Right, by accepting the same, consents and agrees with the Company and the Agent and with every other holder of a Contingent Value Right that:

     (a) the Contingent Value Right Certificates are transferable only on the registry books of the Agent if surrendered at the office of the Agent designated for such purpose, duly


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

endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully completed and duly executed;

     (b) subject to Section 6 and Section 7(b) hereof, the Company and the Agent may deem and treat the person in whose name the Contingent Value Right Certificate is registered as the absolute owner thereof and of the Contingent Value Rights evidenced thereby (notwithstanding any notations of ownership or writing on Contingent Value Right Certificates made by anyone other than the Company or the Agent) for all purposes whatsoever, and neither the Company nor the Agent shall be affected by any notice to the contrary; and

     (c) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Agent shall have any liability to any holder of a Contingent Value Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     SECTION 17. Contingent Value Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Contingent Value Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities of the Company, nor shall anything contained herein or in any Contingent Value Right Certificate be construed to confer


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upon the holder of any Contingent Value Right  Certificate,  as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise. The Contingent Value Rights do not constitute a debt or obligation of the Company, and no holder, as such, of a Contingent Value Right Certificate shall have any claim whatsoever against any assets of the Company.

     SECTION 18. Concerning the Agent. (a) The Company agrees to pay to the Agent such compensation as shall be agreed upon between the Company and the Agent for all services rendered by it hereunder and, from time to time, on demand of the Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Agent, for anything done or omitted by the Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom. The provisions of this Section 18(a) shall survive the expiration of the Contingent Value Rights and the termination of this Agreement.

     (b) The Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Contingent Value Right Certificate, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper


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or  document  believed  by it to be genuine  and to be signed,  executed  by the proper Person or Persons and, where necessary, to be verified or acknowledged.

     SECTION 19. Merger or Consolidation or Change of Name of Agent. (a) Any corporation into which the Agent or any successor Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Agent or any successor Agent shall be a party, or any corporation succeeding to all or substantially all the stock transfer or corporate trust business of the Agent or any successor Agent, shall be the successor to the Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor Agent shall succeed to the agency created by this Agreement, any of the Contingent Value Right Certificates shall have been countersigned but not delivered, any such successor Agent may adopt the countersignature of the predecessor Agent and deliver such Contingent Value Right Certificates so countersigned; and in case at that time any of the Contingent Value Right Certificates shall not have been countersigned, any successor Agent may countersign such Contingent Value Right Certificates either in the name of the predecessor Agent or in the name of the successor Agent; and in all such cases such Contingent Value Right Certificates shall have the full force provided in the Contingent Value Right Certificates and in this Agreement.

     (b) In case at any time the name of the Agent shall be changed and at such time any of the Contingent Value Right Certificates shall have been countersigned but not delivered, the Agent may adopt the countersignature under its prior name and deliver Contingent Value Right Certificates so countersigned; and in case at that time any of the Contingent Value Right Certificates shall not have been countersigned, the Agent may countersign such Contingent Value Right

Certificates either in its prior name or in its changed name, and in all such cases such Contingent Value Right Certificates shall have the full force provided in the Contingent Value Right Certificates and in this Agreement.

     SECTION 20. Duties of Agent. The Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (a) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity or existence of any Paulson Entity) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the chairman of the board, the president, any vice president, the secretary, an assistant secretary or the treasurer of the Company and delivered to the Agent; and such certificate shall be full authorization to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (b) The Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

     (c) The Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Contingent Value Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (d) The Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Agent) or in respect of the validity or execution of any Contingent Value Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Contingent Value Right Certificate; nor shall the Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

     (e) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Agent for the carrying out or performing by the Agent of the provisions of this Agreement.

     (f) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the chairman of the board, the president, any vice president, the secretary or the treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

     (g) The Agent and any stockholder, director, officer or employee of the Agent may buy, sell or deal in any of the Contingent Value Rights or other securities of the Company or become primarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Agent under this Agreement. Nothing herein shall preclude the Agent from acting in any other capacity for the Company or for any other legal entity.

     (h) The Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (other than employees), and the Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (i) In addition to the foregoing, the Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment attached hereto unless the Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment by reason of such non-execution.

     The Company agrees to give the Agent prompt written notice of any event or ownership known to the Company which would prohibit the exercise or transfer of the Contingent Value Right Certificates.

     SECTION 21. Change of Agent. The Agent or any successor Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice in writing mailed to the Company by registered or certified mail. The Company may remove the Agent or any successor Agent upon 30 days' notice in writing, mailed to the Agent or successor Agent, as the case may be, by registered or certified mail.

     SECTION 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Contingent Value Rights to the contrary, the Company may, at its option, issue new Contingent Value Right Certificates evidencing Contingent Value Rights in such form as may be approved by its Board of Directors to reflect any adjustment, change or modification of the terms of this Agreement.

     SECTION 23. INTENTIONALLY OMITTED.

     SECTION 24. Termination. After the Final Expiration Date, this Agreement shall cease to be in effect and the Contingent Value Rights shall be null and void.

     SECTION 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Agent or by the holder of any Contingent Value Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Agent) as follows:

               Riviera Holdings Corporation
               2901 Las Vegas Boulevard So.
               Las Vegas, NV 89109

               Attention: William Westerman

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Contingent Value Right Certificate to or on the Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               American Stock Transfer & Trust Company
               6201 15th Avenue, Floor 3L
               Brooklyn, NY 11219
               Attention: Paula Caroppoli

Notices or demands authorized by this Agreement to be given or made by the Company or the Agent to or on the holder of any Contingent Value Right
Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     SECTION 26. Supplements and Amendments. The Company may and the Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Contingent Value Rights.

     SECTION 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 28. Determinations and Actions by the Board of Directors. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors of the Company in good faith shall be final, conclusive and binding on the Company, the Agent, the holders of the Contingent Value Rights and all other parties.

     SECTION 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Agent and the registered holders of the Contingent Value Right Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Agent and the registered holders of the Contingent Value Right Certificates.

     SECTION 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     SECTION 31. Governing Law. This Agreement, each Contingent Value Right and each Contingent Value Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State;

provided, however, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            [the remainder of this page is intentionally left blank]

     SECTION 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                             RIVIERA HOLDINGS CORP.


                                             By: /s/ Duane Krohn
                                                -------------------------------
                                                Name:   Duane Krohn
                                                Title:  Chief Financial Officer
                                                        and Treasurer

                                             AMERICAN STOCK TRANSFER & TRUST
                                             COMPANY, as Rights Agent


                                             By: /s/ Paula Caroppoli
                                                -------------------------------
                                                Name:   Paula Caroppoli
                                                Title:  Vice President

                                                                       Exhibit A


                  [Form of Contingent Value Right Certificate]


Certificate No. R-                                       Contingent Value Rights



                       Contingent Value Right Certificate



                  The Contingent Value Right(s) represented by this Contingent Value Right Certificate are subject to the terms and conditions of the Contingent Value Right Agreement (the "Agreement"), dated as of May 1, 1998, among Riviera Holdings Corporation and American Stock Transfer & Trust Company, as Agent.

     This certifies that ___________, or registered assigns, is the registered owner of the number of Contingent Value Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Contingent Value Right Agreement, dated as of May 1, 1998 (the "Agreement"), between Riviera Holdings Corporation, a Nevada corporation (the "Company"), and American Stock Transfer & Trust Company (the "Agent"), upon presentation and surrender of this Contingent Value Right Certificate, to receive the Distribution Amount with respect to each Contingent Value Right represented hereby. As provided in the Agreement, the Distribution Amount to be distributed in respect to a Contingent Value Right are subject to modification and adjustment upon the happening of certain events.

     This Contingent Value Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Agent, the Company and the holders of the Contingent Value Right Certificates. Copies of the Contingent Value Right Agreement are on file at the principal executive offices of the Company and the offices of the Agent.

     This Contingent Value Right Certificate, with or without other Contingent Value Right

Certificates, upon surrender at the principal office of the Agent, may be exchanged for another Contingent Value Right Certificate or Contingent Value Right Certificates of like tenor and date evidencing Contingent Value Rights entitling the holder to a like aggregate number of Contingent Value Rights evidenced by the Contingent Value Right Certificate(s) or Contingent Value Right Certificates surrendered shall have entitled such holder to purchase.

     No holder of this Contingent Value Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Stock or of any other securities of the Company, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Contingent Value Rights Agreement), or to receive dividends or subscription rights, or otherwise.

     This Contingent Value Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.



Dated as of  _________, 1998.

                                             RIVIERA HOLDINGS CORPORATION


                                             By:
                                                ---------------------------
                                                Name:
                                                Title:

Attest:

By:
   ---------------------------
   Name:
   Title:


Countersigned:


AMERICAN STOCK TRANSFER & TRUST COMPANY, Rights Agent


By:
   ---------------------------
   Name:
   Title:

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if
              such holder desires to transfer the Contingent Value
                               Right Certificate)


FOR VALUE RECEIVED--------------------------------------------------------------
hereby sells, assigns and transfers unto----------------------------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Contingent Value Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Contingent Value Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:-----------------,

                                             -----------------------------------
                                             Signature


--------------------------------------------------------------------------------
                                     NOTICE

     The signatures to the foregoing Assignment must correspond to the name as written upon the face of this Contingent Value Right Certificate in every particular, without alteration or enlargement or any change whatsoever.